Exhibit 99.1

FOR IMMEDIATE RELEASE

For More Information:
David J. Baranko	Andy Mus
Chief Financial Officer	Vice President
Community Capital Bancshares Inc.	Marsh Communications LLC
229-446-2201	404-327-7662

Community Capital Bancshares’ Second Quarter 2006 Income and Earnings
More Than Double
Company Comments on Written Agreement with OCC

ALBANY, Ga., August 4, 2006 - Community Capital Bancshares Inc. (Nasdaq: ALBY) today reported that its net income for the three months ended June 30, 2006, more than doubled to $612,440 from $227,276 in the second quarter of 2005. Fully diluted earnings per share were $0.20 in the second quarter of 2006, a 122% gain from $0.09 in the comparable period a year ago.

Net interest income was $3.0 million in the second quarter of 2006, a 44.6% increase from the second quarter of 2005. Non-interest income totaled $753,660 at June 30, 2006, a 71.4% increase from the previous year. Non-interest expense for the second quarter 2006 totaled $2.5 million, which compares to $1.9 million for the prior-year period and $2.8 million for the first quarter of 2006.

For the six months ended June 30, 2006, the Company earned $0.25 in fully diluted earnings per share on net income of $771,290, compared to $0.16 and $490,803, respectively, in the same period in 2005.

“We generated healthy returns in income and earnings during the second quarter due to increases in our core business, especially in the ongoing growth in loans and deposits, combined with a reduction in expenses from the first quarter,” said Charles M. Jones III, chairman and chief executive officer. “Banking activity in our Dothan and Auburn markets continues to expand at a solid rate, giving us the opportunity to further build our retail and commercial customer base.”

Total assets at June 30, 2006, were $344.3 million, compared to $241.8 million at June 30, 2005, an increase of 42.4%. Net loans at the end of the second quarter were $265.3 million, an increase of 57.4% from the same period a year ago. Total deposits at June 30, 2006, were $285.9 million, an increase of 59.8% from June 30, 2005. Total year to date average assets were $329.5 million and average earning assets were $303 million.

The Company’s loan growth during the second quarter was composed of $2.5 million from AB&T National Bank in its Dothan, Ala., office, $1 million in its Auburn, Ala., office, with $2.9 million coming from Albany Bank & Trust, and $8.9 million from its loan production office in Charleston, S.C.

On August 2, 2006, Community Capital Bancshares disclosed that its subsidiary Banks had entered into written agreements with the Office of the Comptroller of the Currency (OCC) on July 27, 2006 to address such issues as risk, management and financial controls. As a result of these agreements, the subsidiary Banks of Community Capital Bancshares are required to take certain corrective actions, including the formation of a Compliance Committee composed of three independent Board directors, which, along with the full Board, will oversee improvements in various areas including loan review and lending policies, credit risk, liquidity and investment guidelines.

Community Capital Bancshares disclosed in June that it decided not to pursue its planned formation of a new federally chartered thrift in Charleston, S.C., and subsequently withdrew its application with the Office of Thrift Supervision. As part of the withdrawal process, the Company entered into a separation proposal with Atlantic Bank Holdings, Inc., and its proposed federal savings bank, Atlantic Bank & Trust. Atlantic Bank Holdings has filed an independent application for a thrift charter. Community Capital Bancshares will maintain its loan production office in Charleston until at least November 30, 2006, or until such time as Atlantic Bank Holdings’ charter application is approved.

“The biggest impact of these agreements is the fact that we will have to restrict our external growth plans for the next 18 to 24 months and adhere to specified capitalization requirements while we undergo reforms to our policies and procedures. We plan to use this time to concentrate on further improving our core business and operational efficiency, while intensifying our cost containment efforts. With our favorable market characteristics, and service-oriented approach to community banking, our goal is to position ourselves as a much stronger banking franchise once the OCC formal agreements are resolved.”

About Community Capital Bancshares
Headquartered in Albany, Ga., Community Capital Bancshares is the $344 million-asset holding company for Albany Bank & Trust and AB&T National Bank. Albany Bank & Trust has three banking locations in Albany and a loan production office in Charleston, S.C. AB&T National Bank has offices in Dothan, Ala., and Auburn, Ala. The Company’s common stock is traded on the Nasdaq Capital Market under the symbol “ALBY”. For more information, please visit the Company’s website at www.comcapbancshares.com.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

COMMUNITY CAPITAL BANCSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (Unaudited)
June 30, 2006 and 2005

Assets	2006	2005

Cash and due from banks	$7,829,289	$10,582,584
Federal funds sold	2,978,000	19,000
Securities available for sale, at fair value	44,335,525	42,204,328

Loans	268,714,322	170,434,912
Less allowance for loan losses	3,455,381	1,882,578
Loans, net	265,258,941	168,552,334

Premises and equipment	9,076,230	7,744,266
Goodwill and other intangible assets	2,594,231	2,639,381
Other assets	12,262,832	10,104,283

	$344,335,048	$241,846,176

Liabilities and Stockholders' Equity

Deposits
Noninterest-bearing	$22,299,924	$19,806,429
Interest-bearing	263,560,029	159,051,683
Total deposits	285,859,953	178,858,112
Other borrowings	29,124,000	35,604,135
Other liabilities	3,119,983	1,150,711
Total liabilities	318,103,936	215,612,958

Total stockholders' equity	26,231,112	26,233,218
	$344,335,048	$241,846,176

COMMUNITY CAPITAL BANCSHARES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended June 30		Six months ended June 30
	2006	2005	2006	2005
Interest income
Loans	$5,423,588	$2,847,655	$10,253,346	$5,214,612
Investments	478,600	470,790	1,131,628	962,792
Total interest income	5,902,188	3,318,445	11,384,974	6,177,404

Interest expense
Deposits	2,511,672	945,880	4,720,460	1,646,522
Other borrowed money	412,862	313,481	861,135	546,547
Total interest expense	2,924,534	1,259,361	5,581,595	2,193,069

Net interest income	2,977,654	2,059,084	5,803,379	3,984,335
Provision for loan losses	333,500	250,000	812,500	430,000
Net interest income after provision for loan losses	2,644,154	1,809,084	4,990,879	3,554,335

Other income
Service charges on deposit accounts	343,202	254,027	655,155	470,283
Other operating income	410,458	185,686	750,817	348,653
Total other income	753,660	439,713	1,405,972	818,936

Other expenses
Salaries and employee benefits	1,291,380	888,303	2,717,933	1,749,641
Equipment and occupancy expenses	317,941	285,544	634,716	562,642
Other operating expenses	890,658	701,401	1,914,560	1,380,169
Total other expenses	2,499,979	1,875,248	5,267,209	3,692,452

Income before income taxes	897,835	373,549	1,129,642	680,819

Income tax expense	285,395	96,273	358,352	190,016

Net income	$612,440	$277,276	$771,290	$490,803

Basic earnings per share	$0.21	$0.10	$0.26	$0.17

Diluted earnings per share	$0.20	$0.09	$0.25	$0.16